UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2006

PACIFICARE HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31700	95-4591529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Plaza Drive, Cypress, California 90630-5028

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (714) 952-1121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2006, PacifiCare Health Systems, LLC (the “Company”), as successor by merger to PacifiCare Health Systems, Inc. (“PacifiCare”), entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) with UnitedHealth Group Incorporated, a Minnesota corporation (“UnitedHealth Group”), and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company of California, N.A.), the trustee (the “Trustee”) for the Company’s 3% Convertible Subordinated Debentures due 2032 (the “Debentures”). The Third Supplemental Indenture amends and supplements the Indenture, dated as of November 22, 2002, between PacifiCare and the Trustee (as heretofore amended or supplemented, the “Indenture”) relating to the Debentures by eliminating certain reporting obligations of the Company under the Indenture. As a result of the recently completed merger of PacifiCare with and into Point Acquisition LLC (“Point”), a Delaware limited liability company and a wholly owned subsidiary of UnitedHealth Group, pursuant to the terms of an Agreement and Plan of Merger, dated as of July 6, 2005, by and among UnitedHealth Group, Point and PacifiCare, PacifiCare became a wholly owned subsidiary of UnitedHealth Group and was renamed PacifiCare Health Systems, LLC and there is no longer any PacifiCare common stock outstanding. Accordingly, UnitedHealth Group intends to cause the PacifiCare common stock to be deregistered under applicable rules of the Securities and Exchange Commission (the “SEC”). PacifiCare common stock was delisted from the New York Stock Exchange on December 21, 2005. As a result, it is contemplated that the Company, as successor by merger to PacifiCare, will shortly cease being subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Indenture required the Company to provide the Trustee with the reports which the Company would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, regardless of whether the Company was actually required by the SEC to file such reports. Under the Indenture, the Company was obligated to provide these reports to the Trustee within fifteen days of the times at which the Company would have been required to provide such reports had it continued to have been subject to SEC reporting requirements. The amendment to the Indenture effected by the Third Supplemental Indenture permits the Company to provide the Trustee with Exchange Act reports of UnitedHealth Group in lieu of separate reports relating only to the Company.

A copy of the Third Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

4.1	Third Supplemental Indenture, dated as of February 1, 2006, by and among PacifiCare Health Systems, LLC, UnitedHealth Group Incorporated and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company of California, N.A.)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, LLC (as successor by merger to PacifiCare Health Systems, Inc.)

Dated: February 1, 2006	By:	/s/ Robert Oberrender
Robert Oberrender
Treasurer

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INDEX TO EXHIBITS

4.1	Third Supplemental Indenture, dated as of February 1, 2006, by and among PacifiCare Health Systems, LLC, UnitedHealth Group Incorporated and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company of California, N.A.)

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